UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2020

KKR & CO. INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34820	26-0426107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, Suite 4200 New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(212) 750-8300
(Registrant's telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	KKR	New York Stock Exchange
6.75% Series A Preferred Stock	KKR PR A	New York Stock Exchange
6.50% Series B Preferred Stock	KKR PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐    Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On July 7, 2020, Magnolia Parent LLC (“Parent”), an indirect subsidiary of KKR & Co. Inc. (“KKR”), Magnolia Merger Sub Limited, a direct subsidiary of Parent (“Merger Sub” and, together with Parent, the “KKR Parties”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Global Atlantic Financial Group Limited (“Global Atlantic”), Global Atlantic Financial Life Limited, a direct subsidiary of Global Atlantic (“Life”) (which is owned by Global Atlantic and LAMC LP), LAMC LP, and Goldman Sachs & Co. LLC, solely in its capacity as the Equity Representative.

Pursuant to the Merger Agreement, at the closing (the “Closing”), Merger Sub will merge with and into Global Atlantic (the “GA Merger”), with Global Atlantic continuing as the surviving entity and a direct wholly-owned subsidiary of Parent. Immediately following the Merger, Life will merge with and into Global Atlantic (the “Life Merger” and, together with the GA Merger, the “Mergers”), with Global Atlantic continuing as the surviving entity and a direct wholly-owned subsidiary of Parent. The outstanding debt securities of Global Atlantic’s subsidiaries will remain outstanding obligations of solely such entities and will not be assumed or guaranteed by KKR.

Pursuant to the Merger Agreement, following the Closing, Parent will pay shareholders of Global Atlantic and Life an aggregate amount equal to 1.0x GAAP Shareholders’ Equity of Global Atlantic, excluding Accumulated Other Comprehensive Income as of the date of closing, subject to an equity roll-over for certain existing shareholders who elect to participate in the roll-over. The aggregate merger consideration will be allocated among each of Global Atlantic’s and Life’s outstanding ordinary shares, incentive shares and equity awards in accordance with their terms. Under the terms of the Merger Agreement and in accordance with the applicable plan documentation, unvested Global Atlantic restricted share awards will convert into the right to receive a number of Parent restricted units having the same value as the Global Atlantic restricted share award immediately prior to the Closing.

Global Atlantic has made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to (i) conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the Closing and (ii) not to engage in certain types of actions during this period unless agreed to in writing by Parent.

Pursuant to the Merger Agreement, the consummation of the Merger is subject to the satisfaction or waiver of certain customary closing conditions, including, among others: (i)  obtaining the approval of a majority of the outstanding shares of Global Atlantic, (ii) obtaining requisite regulatory approvals, including the approvals of the Massachusetts Division of Insurance, the Iowa Insurance Division, the Indiana Department of Insurance, the Bermuda Monetary Authority, and other regulatory authorities, (iii) expiration or earlier termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iv) the absence of any judgment, injunction, order or decree prohibiting or enjoining the completion of the Merger.  In addition, the obligation of the parties to complete the Merger is subject to certain other customary conditions, including (a) subject to the standards set forth in the Merger Agreement, the accuracy of the representations and warranties of the other party and (b) compliance of the other party with its covenants in all material respects.

The Merger Agreement also contains certain customary provisions giving each of the KKR Parties and Global Atlantic rights to terminate the Merger Agreement under certain circumstances.

In connection with the Merger Agreement, certain shareholders of Global Atlantic representing at least 40% of the issued and outstanding shares of Global Atlantic have agreed to vote in favor of the Merger at any meeting of the shareholders of Global Atlantic called to seek the adoption of the Merger Agreement and against any competing transaction.

In connection with the Merger Agreement, KKR Group Partnership L.P., an indirect subsidiary of KKR, has committed to provide the requisite equity financing to Parent to consummate the Mergers and has guaranteed

Parent’s obligations to pay, up to a cap, any potential damages awards to Global Atlantic under the Merger Agreement, in each case, subject to certain terms and conditions.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and the terms of which are incorporated by reference herein.

The Merger Agreement has been included as an exhibit hereto solely to provide investors and security holders with information regarding its terms.  It is not intended to be a source of financial, business or operational information about KKR, Global Atlantic or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the Merger Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders.  Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of KKR, Global Atlantic or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 7.01	Regulation FD Disclosure

On July 8, 2020, KKR and Global Atlantic issued a joint press release announcing the execution of the Merger Agreement.  The joint press release is furnished as Exhibit 99.1.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and Exhibit 99.1 furnished hereunder shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

Some of the matters discussed in this Current Report on Form 8-K (including Exhibit 99.1) may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including but not limited to the statements with respect to: the transaction to acquire all outstanding shares of Global Atlantic; operation of Global Atlantic following the closing of the transaction; expansion and growth opportunities and other synergies resulting from the transaction; the transaction’s effects on KKR’s AUM, FPAUM, book value, fee related earnings and after-tax distributable earnings per adjusted share and the timing of such effects; the issuance of new debt or equity securities, and the availability of cash on-hand or liquidity from our investment portfolio to fund the transaction; and expected timing of closing. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to dividends, tax assets, tax liabilities, AUM, FPAUM, after-tax distributable earnings, capital invested, syndicated capital, uncalled commitments, cash and short-term investments, fee related earnings, adjusted EBITDA, core interest expense and book value, debt levels, outstanding shares of common stock, and capital structure may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: failure to realize the anticipated benefits within the expected timeframes from the planned acquisition of Global Atlantic; unforeseen liabilities or integration and other costs of the Global Atlantic acquisition and timing related thereto; availability and cost of financing to fund the acquisition; ability to syndicate to potential co-investors; changes in Global Atlantic’s business; any delays or difficulties in receiving regulatory approvals; failure to complete the transaction; distraction of management or other diversion of resources within each company caused by the transaction; retention of key Global Atlantic employees; Global Atlantic’s ability to maintain business relationships following the acquisition; the severity and duration of the COVID-19 pandemic; the pandemic's impact on the U.S. and global economies; federal, state and local governmental responses to the pandemic; whether KKR realizes all or any of the anticipated benefits from converting to a corporation (the "Conversion") and the timing of realizing such benefits; whether there are increased or unforeseen costs associated with the Conversion, including any adverse change in tax law; the volatility of the capital markets; failure to realize the benefits of or changes in KKR’s or Global Atlantic’s business strategies including the ability to realize the anticipated synergies from acquisitions, strategic partnerships or other transactions; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management or insurance industry, interest rates, credit spreads, currency exchange rates or the general economy; underperformance of KKR's or Global Atlantic’s investments and decreased ability to raise funds; changes in Global Atlantic policyholders’ behavior; any disruption in servicing Global Atlantic’s insurance policies; the use of estimates and risk management in Global Atlantic’s business; outcome of Global Atlantic’s litigation and regulatory matters; and the degree and nature of KKR’s and Global Atlantic’s competition. All forward-looking statements speak only as of the date hereof. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility.  Additional information about factors affecting KKR is available in KKR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 18, 2020, quarterly reports on Form 10-Q for subsequent quarters and other filings with the SEC, which are available at www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 2.1
Merger Agreement, dated as of July 7, 2020, by and among Global Atlantic Financial Group Limited, a Bermuda exempted company, Global Atlantic Financial Life Limited, a Bermuda exempted company, Magnolia Merger Sub Limited, a Bermuda exempted company, Magnolia Parent LLC, a Cayman Islands limited liability company, and solely for Section 2.10(a) thereunder, LAMC LP, a Cayman Island exempted limited partnership, and Goldman Sachs & Co. LLC, solely as the Equity Representative.

Exhibit 99.1	Joint press release of KKR & Co. Inc. and Global Atlantic Financial Group Limited, dated July 8, 2020, announcing the execution of the Merger Agreement.
Exhibit 104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR & CO. INC.

Date: July 10, 2020

	By:	/s/ Christopher Lee
	Name:	Christopher Lee
	Title:	Assistant Secretary